Exhibit 99.1

Intellia Therapeutics Announces Retirement of Jean-François Formela, M.D.

from Its Board of Directors

CAMBRIDGE, Mass., June 5, 2023 (GLOBE NEWSWIRE) — Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading clinical-stage genome editing company focused on developing potentially curative therapeutics leveraging CRISPR-based technologies, today announced that Jean-François Formela, M.D. is retiring from its board of directors, effective June 15, 2023.

“Working with the team at Intellia and seeing the company’s transformation from an idea to a leader in genome editing has been one of the most exciting journeys in my career,” said Jean-François Formela, M.D. “I am confident this is just the beginning for John and his team. I can’t wait to see Intellia’s next chapter and how they will transform the future of medicine.”

Dr. Formela was a co-founder of Intellia and has served as a member of the board of directors since May 2014. Dr. Formela is currently a partner at Atlas Venture, a life-sciences focused venture capital firm.

“It has been a privilege to serve alongside Jean-François, and I would like to thank him for both his vision and leadership over the past decade,” said Intellia President and Chief Executive Officer John Leonard, M.D. “Jean-François has played an instrumental role in our mission to advance the development of CRISPR-based therapies and transform the lives of people living with severe diseases. On behalf of the Board, we wish him continued success in his future endeavors.”

About Intellia Therapeutics

Intellia Therapeutics, a leading clinical-stage genome editing company, is developing novel, potentially curative therapeutics leveraging CRISPR-based technologies. To fully realize the transformative potential of CRISPR-based technologies, Intellia is pursuing two primary approaches. The company’s in vivo programs use intravenously administered CRISPR as the therapy, in which proprietary delivery technology enables highly precise editing of disease-causing genes directly within specific target tissues. Intellia’s ex vivo programs use CRISPR to create the therapy by using engineered human cells to treat cancer and autoimmune diseases. Intellia’s deep scientific, technical and clinical development experience, along with its robust intellectual property portfolio, have enabled the company to take a leadership role in harnessing the full potential of genome editing to create new classes of genetic medicine. Learn more at intelliatx.com. Follow us on Twitter @intelliatx.

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Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia”, “we” or “our”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding our ability to advance the development of our CRISPR-based platform and programs to transform the future of medicine and the anticipated contribution of our executives to our operations and progress.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that our CRISPR-based platform and programs will not be successfully developed and commercialized. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

Intellia Contacts:

Investors:

Ian Karp

Senior Vice President, Investor Relations and Corporate Communications

+1-857-449-4175

ian.karp@intelliatx.com

Lina Li

Senior Director, Investor Relations and Corporate Communications

+1-857-706-1612

lina.li@intelliatx.com

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Media:

Matt Crenson

Ten Bridge Communications

+1-917-640-7930

media@intelliatx.com

TBCIntellia@tenbridgecommunications.com

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